                                                                                Exhibit 99-B.8.140

                                           FIRST AMENDMENT TO SERVICES AGREEMENT

                                                                                 BETWEEN

                                                 PIMCO VARIABLE INSURANCE TRUST

                                    ING LIFE INSURANCE AND ANNUITY COMPANY

                                                                                  AND

                                          RELIASTAR LIFE INSURANCE COMPANY

This Amendment is dated as of the 15th day of August, 2007 between PIMCO Variable Insurance
Trust (the “Trust”), ING Life Insurance and Annuity Company and ReliaStar Life Insurance Company
(together as “ING”), (collectively, the “Parties”).

WHEREAS, the Parties entered into a Services Agreement dated as of May 1, 2004 (the
“Agreement”) and desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the Parties hereby amend the Agreement in the following form:

1.	ING USA Annuity and Life Insurance Company (“ING USA”) and its Separate Accounts is added as a Party to the Agreement;

2.	ReliaStar Life Insurance Company of New York (“RLIC of NY”) and its Separate Accounts is added as a Party to the Agreement;

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

PIMCO Variable Insurance Trust		ING Life Insurance and Annuity Company

By:	/s/ Ernest L. Schmider	By:	/s/ Michael C. Eldredge
Name:	Ernest L. Schmider	Name:	Michael C. Eldredge
Title:	President	Title:	Vice President

ReliaStar Life Insurance Company		ING USA Annuity and Life Insurance Company

By:	/s/ Brian Haendiges	By:	/s/ Richard K. M. Lau
Name:	Brian Haendiges	Name:	Richard K. M. Lau
Title:	Head of ING Center for Savings Innovation	Title:	Vice President

ReliaStar Life Insurance Company of New York

By:	/s/ Brian Haendiges
Name: Title:	Brian Haendiges Head of ING Center for Savings Innovation

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